SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

CAGLE’S, INC.

(Exact name of registrant as specified in its charter)

Georgia……………….……………1-7138…………..…..……… 58-0625713

(State or other jurisdiction of incorporation)……...(Commission File Number) .........(I.R.S. Employer Identification No.)

2000 Hills Avenue, N.W., Atlanta, Ga. …….…………30318

(Address of principal executive offices)……………….………(Zip Code)

(404) 355-2820

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

   On January 24, 2007, and its wholly owned subsidiary Cagle Farms, Inc. (the "Company") signed an Amended and Restated Revolving Line of Credit and Security Agreement, effective as of January 24, 2007, to the Syndicated Line of Credit, Term Loan and Security Agreement (the "Agreement"), which was originally entered into on December 20, 2004, with AgSouth Farm Credit, ACA, an agricultural credit association ("the Association"), and RBC Centura Bank, ("RBC"), a bank organized under the laws of the State of North Carolina.

   There are six primary changes to the Agreement:

1.  RBC is no longer a lender under the Agreement.  The Association is now the sole lender.

2.  There is no longer a Term Loan under the Agreement.

3.  The revolving credit facility (“Facility”) is now in the amount of $10,000,000.

4.  The interest rate is now a variable rate equal to 2.5% over the 90-day LIBOR rate published by the Wall Street Journal.

5.  The collateral for the Facility no longer includes real estate.

6.  The maturity date of the Agreement is now January 24, 2010, subject to extension as provided in the Agreement.

   No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.